                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

 ------------------------------------------------------------------------------



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported): March 7, 2003
                                                   (February 28, 2003)



                                 EPICEDGE, INC.
                                 --------------
               (Exact Name of Registrant as Specified in Charter)


                                      TEXAS
                                      -----
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

        001-15493                                         75-1657943
        ---------                                         ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


          5508 HIGHWAY TWO NINETY WEST, SUITE 300, AUSTIN, TEXAS 78735
          ------------------------------------------------------------
           (Address of principal executive offices including zip code)


                                 (512) 261-3346
                                 --------------
              (Registrant's telephone number, including area code)





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ITEM 5.     OTHER EVENTS

            See the press release, dated March 7, 2003, announcing EpicEdge, Inc.'s consent to the delisting of its common stock from the American Stock Exchange filed as an Exhibit hereto.

Revised Risk Factors

OUR COMMON STOCK WAS RECENTLY DELISTED FROM THE AMERICAN STOCK EXCHANGE, ("AMEX"). HAVING BEEN DELISTED, THERE MAY BE NO MARKET FOR OUR COMMON STOCK, THE VALUE OF OUR COMMON STOCK COULD POTENTIALLY DECLINE TO ZERO AND YOU COULD LOSE YOUR INVESTMENT.

            As a result of our delay in filing Form 10-KSB for 2000 and the first and second quarter 10-Q of 2001, AMEX suspended the trading of our stock on the AMEX. Upon review of these items once they were filed, they reinstated trading in our stock. On May 28, 2002, we received notice from the AMEX indicating that we were not in compliance with certain of the AMEX's continued listing standards. Specifically, our shareholders' equity fell below $2 million and we incurred losses from continuing operations and/or net losses in the two of our three most recent fiscal years, as set forth in Section 1003(a)(i) of the AMEX Company Guide. We were afforded an opportunity to submit a plan of compliance to the AMEX and on June 26, 2002 we presented our plan to the AMEX. On July 30, 2002 the AMEX notified us that it accepted our plan of compliance and granted us an extension of time to regain compliance with the continued listing standards until March 31, 2003. The AMEX also notified us that we would be subject to periodic reviews by the AMEX during the extension period and that failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period would result in our being delisted from the AMEX.

            During February 2003, the AMEX requested a report on our compliance with the plan submitted in June 2002. Based upon this report, in a letter dated February 28, 2003, the AMEX informed us that it would commence the formal steps required to delist our common stock from trading on the AMEX. Because we could not reasonably expect to comply with the AMEX requirement regarding net worth and because any appeal would be costly to us, we informed the AMEX that we would not appeal the decision to delist our common stock.

            The AMEX has advised us that after the appeals deadline of March 7, 2003 has passed, AMEX will suspend trading in our stock and will submit an application to the SEC to strike the Company's common stock from listing and registration on the AMEX. When this happens, the public trading market for our common stock will stop and the value of our common stock will likely be adversely affected and could decline to zero. Although there can be no assurances, following the delisting of our common stock from the AMEX, our common stock may eventually be quoted on the OTC Bulletin Board or the Pink Sheets. Historically, those markets have been less developed markets providing lower trading volume than the national securities exchanges and Nasdaq.



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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS



        (B) Exhibits

Exhibit 99.1                        Press Release

                                   SIGNATURES





            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        EPICEDGE, INC.

                                        By:  /s/  Robert A. Jensen
                                           -------------------------------------
                                           Robert A. Jensen
                                           COO/CFO



DATE:  March 7, 2003




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                                    EXHIBITS


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


EXHIBIT NO.                                          PAGE
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
Exhibit 99.1                Press Release

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